EXHIBIT 4


          NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

        INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

                          CUSIP NO.

NUMBER                   WESTSPHERE ASSET         SHARES
___________                 CORPORATION       ______________


              Authorized Common Stock: 50,000,000 Shares
                                          No Par Value


THIS CERTIFIES THAT _________________________________________


IS THE RECORD HOLDER OF _____________________________________


      -Shares of    WESTSPHERE ASSET CORPORATION Common Stock-

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


______________________                       ______________________
Secretary                                       President

         [Corporate Seal - WESTSPHERE ASSET CORPORATION]

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

        Countersigned Registered:
       HOLLADAY STOCK TRANSFER INC.
          2939 North 67th Place          By:__________________
          Scottsdale, AZ  85251          Authorized Signature